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                          WAVEFRONT TECHNOLOGIES, INC.

                             1990 STOCK OPTION PLAN

              AMENDED AND RESTATED EFFECTIVE AS OF THE DATE OF THE EFFECTIVENESS OF THE COMPANY'S REGISTRATION STATEMENT ON FORM S-1

I.   PURPOSES OF THE PLAN

     This Stock Option Plan (the "Plan") is intended to promote the interests of Wavefront Technologies, Inc., a California corporation (the "Company") by providing a method whereby (i) key employees (including officers and directors) of the company (or its parent or subsidiary corporations) responsible for the management, growth and financial success of the Company (or its parent or subsidiary corporations), (ii) the non-employee members of the Company's Board of Directors (or the board of directors of any parent or subsidiary corporations) and (iii) consultants and independent contractors who provide valuable services to the Company (or its parent or subsidiary corporations) may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and continue to render services to the Company (or its parent or subsidiary corporations).

     For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Company:

          (i) Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (ii) Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

II.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Board of Directors (the "Board") of the Company. The Board, however, may at any time appoint one or more committees ("Committee") of two (2) or more members of the Board and delegate to such Committee one or more of the administrative powers allocated to the Board pursuant to the provisions of the Plan. Such Committee may also establish sub-committees for such purposes, for instance, as complying with the "outside director" stock option administration requirements of Internal Revenue Code Section

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162(m).  Members of the Committee shall serve for such period of time as the
Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

     The Plan Administrator (either the Board or the Committee, to the extent the Committee is at the time responsible for the administration of the Plan) shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option as it may deem necessary or advisable Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option.

III. ELIGIBILITY FOR OPTION GRANTS

     The persons eligible to receive option grants under the Plan are as follows:

          (i) key employees (including officers and directors) of the Company (or its parent or subsidiary corporations) who render services which contribute to the success and growth of the Company (or its parent or subsidiary corporations) or which may reasonably be anticipated to contribute to the future success and growth of the Company (or its parent or subsidiary corporations);

          (ii) the non-employee members of the Board or the non-employee members of the board of directors of any parent or subsidiary corporations; and

          (iii) those consultants or independent contractors who provide valuable services to the Company (or its parent or subsidiary corporations).

     Subject to the limitations contained in the following paragraph, the Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Plan, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to be outstanding.

     The following limitations shall apply to grants of options to employees:

          (i) No employee shall be granted, in any fiscal year of the Company, options to purchase more than five hundred thousand (500,000) shares.


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          (ii)      The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section IV.

          (iii) If an option is cancelled, the cancelled option will be counted against the limit set forth in this Section. For this purpose, if the exercise price of an option is reduced, the transaction will be treated as a cancellation of the option and the grant of a new option.

IV.  STOCK SUBJECT TO THE PLAN

     The stock issuable under the Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued over the terms of the Plan shall not exceed one million three hundred thousand (1,300,000) shares. The total number off shares issuable under the a shall be subject to adjustment from time to time in accordance with the provisions of this Section IV.

     Should an option expire or terminate for any reason prior to exercise or surrender in full (including options cancelled in accordance with the cancellation-regrant provisions of Section VIII of the Plan), the shares subject to the portion of the option not so exercised or surrendered shall be available for subsequent option grants under the Plan. Shares subject to any option or portion thereof surrendered in accordance with Section IX of the Plan and shares repurchased by the Company pursuant to its repurchase rights under the Plan shall NOT be available for subsequent option grants under the Plan.

     In the event any change is made to the Common Stock issuable under the Plan by reason of (i) any Corporate Transaction (as defined in Section VII) or
(ii) any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then unless such change results in the termination of all outstanding options under the Plan as a result of the corporate Transaction, appropriate adjustments shall be made to (I) the aggregate class and/or number of shares issuable under the Plan and (II) the class and/or number of shares and price per share of the Common Stock subject to each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

V.   TERMS AND CONDITIONS OF OPTIONS

     Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or nonstatutory options. Individuals who are not employees of the Company or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; PROVIDED, however, that each such instrument shall comply with and incorporate the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section VI.


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     1.   OPTION PRICE.

          A. The option price per share shall be fixed by the Plan Administrator; PROVIDED, however, that in no event shall the option price per share be less than eighty-five percent (85%) of the fair market value of a share of Common Stock on the date of the option grant.

          B. If any individual to whom an option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations (such person to be here in referred to as a 10% Shareholder), then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value of one share of Common Stock on the date of grant.

          C. The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section X and the instrument evidencing the grant, be payable in one of the alternative forms specified below:

               (i)  full payment in cash or check; or

               (ii) full payment in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below); or

               (iii) payment through a combination of shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or check, equal in the aggregate to the option price; or

               (iv) delivery of a properly executed exercise notice together with such other documentation as the Plan Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

     For purposes of this subparagraph C, the Exercise Date shall be the first date on which the Company shall have received both written notice of the exercise of the option and payment of the option price for the purchased shares.

          D. The fair market value of a share of Common Stock on any relevant date under subparagraph A, B or C above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:


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               (i)  If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

               (ii) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

               (iii) If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or, if the Plan Administrator determines that the value as determined pursuant to subparagraphs (i) and (ii) above does not reflect fair market value, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate, including one or more independent professional appraisals.

     2.   TERM AND EXERCISE OF OPTIONS.

     Each option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option; PROVIDED, however, that no such option shall have a maximum term in excess of ten (10) years from the grant date and PROVIDED, further, that no such option granted to a 10% Shareholder shall have a maximum term in excess of five
(5) years from the grant date. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution.

     3.   EFFECT OF TERMINATION OF EMPLOYMENT.

          A. Should an optionee cease to be a Service Provider to the Company for any reason (including death or permanent disability as defined in Section 22(e)(3) of the Internal


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Revenue Code) while the holder of one or more outstanding options under the
Plan, then such option or options shall not (except to the extent otherwise provided pursuant to Section XI below) remain exercisable for more than a thirty-six (36) month period (or such shorter period determined by the Plan Administrator and specified in the instrument evidencing the grant) following the date of such cessation of Service Provider status; PROVIDED, however, that under no circumstances shall such options be exercisable after the specified expiration date of the option term. Each such option shall, during such thirty-six (36) month or shorter period, be exercisable only to the extent of the number of shares (if any) for which the option is exercisable on the date of such cessation of Service Provider status. Upon the expiration of such thirty-six (36) month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

          B. Any option granted to an optionee under the Plan and exercisable in whole or in part on the date of the optionee's death may be subsequently exercised, but only to the extent of the number of shares (if any) for which the option is exercisable on the date of the optionee's death, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution, PROVIDED AND ONLY if such exercise occurs prior to the EARLIER of (i) the third anniversary of the date of the optionee's cessation of Service Provider status or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

          C. If (i) the optionee's status as Service Provider is terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the optionee makes or attempts to make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its parent or subsidiary corporations, then in any such event all outstanding options granted the optionee under the Plan shall terminate and cease to be exercisable immediately upon such termination of Service Provider status or such unauthorized use or disclosure of confidential or secret information or attempt thereat.

          D. Notwithstanding subparagraphs A and B above, the Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at the time the optionee ceases Service Provider status, to establish as a provision applicable to the exercise of one or more options granted under the Plan that during the limited period of exercisability following the cessation of Service Provider status as provided in Section V.3.A above, the option may be exercised not only with respect to the number of shares for which it is exercisable at the time of the optionee's cessation of Service Provider status but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service Provider status not occurred.

          E. For purposes of the foregoing provisions of this Section V.3 (and all other provisions of the Plan), unless it is evidenced otherwise in the specific option agreement evidencing the option grant and/or the purchase agreement evidencing the purchased optioned


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shares, the optionee shall be deemed to be a Service Provider to the Company for so long as such individual renders services on periodic basis to the Company or any parent or subsidiary corporation in the capacity of an Employee, a non employee member of the board of directors or an independent consultant or advisor. The optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Company or one or more of its parent or subsidiary corporations.

     4.   SHAREHOLDER RIGHTS.

     An optionee shall have none of the rights of a shareholder with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price.

     5.   REPURCHASE RIGHTS.

     The shares of Common Stock acquired upon the exercise of options granted under the Plan may be subject to one or more repurchase rights of the Company in accordance with the following provisions:

          A. The Plan Administrator may in its discretion determine that it shall be a term and condition of one or more options exercised under the Plan that the Company (or its assignees) shall have the right, exercisable upon the optionee cessation of Service Provider status, to repurchase at the option price all or (at the discretion of the Company and with the consent of the optionee) any portion of the shares of Common Stock previously acquired by the optionee upon the exercise of such option. Any such repurchase right shall be exercisable by the Company (or its assignees) upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provision for the expiration of such right in one or more installments over the optionee's period of Service Provider status) as the Plan Administrator may specify in the instrument evidencing such right.

          B. The Plan Administrator may assign the Company's repurchase rights under subparagraph A. above to any person or entity selected by the Plan Administrator, including one or more shareholders of the Company. If the selected assignee is other than a parent or subsidiary corporation of the Company, then the assignee must make a cash payment to the Company, upon the assignment of the repurchase rights, in an amount equal to the excess (if any) of the fair market value of the unvested shares at the time subject to the repurchase rights and the aggregate repurchase price payable for such unvested shares thereunder.

          C. All of the Company's outstanding repurchase rights shall automatically terminate, and all purchased shares under the Plan shall immediately vest in full, upon the occurrence of any Corporate Transaction under
Section VII; PROVIDED, however, that no such termination of the repurchase rights for immediate vesting of the purchased shares shall occur if (and to the extent) (i) the Company's outstanding repurchase rights are to be assigned to the


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successor corporation (or parent thereof) in connection with the Corporate
Transaction or (ii) such termination of repurchase rights and acceleration of vesting are precluded by other limitations imposed by the Plan Administrator at the time of the option grant.

          D. The Plan Administrator may also in its discretion establish as a term and condition of one or more options granted under the Plan that the Company shall have a right of first refusal with respect to any proposed sale or other disposition by the optionee (or any successor in interest by reason of purchase, gift or other mode of transfer) of any shares of Common Stock issued upon the exercise of such options. Any such right of first refusal shall be exercisable by the Company (or its assignees) in accordance with the terms and conditions set forth in the instrument evidencing such right.

VI.  INCENTIVE OPTIONS

     The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Incentive Options may only be granted to individuals who are Employees of the Company. Options which are specifically designated as "non-statutory" options when issued under the Plan shall NOT be subject to such terms and conditions.

     A. OPTION PRICE. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of grant.

     B. DOLLAR LIMITATION. To the extent that the aggregate fair market value:

               (i) of shares subject to an optionee's Incentive Options granted by the Company, any parent or subsidiary, which

              (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any parent or subsidiary)

exceeds $100,000, such excess options shall be treated as non-statutory options. For purposes of this Section VI.B., Incentive Options shall be taken into account in the order in which they were granted, and the fair market value of the shares shall be determined as of the time the option with respect to such shares is granted.

     Except as modified by the preceding provisions of this Section VI, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

VII. CORPORATE TRANSACTIONS

     A. In the event of any of the following transactions (a "Corporate Transaction"):


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          (i)       a merger or acquisition in which the Company is not the
     surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or

          (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, then the exercisability of each option outstanding under the Plan shall be automatically accelerated so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of such shares. However, an outstanding option under the Plan shall not be so accelerated if and to the extent (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) such option is to be replaced by a comparable cash incentive program of the successor corporation based on the value of the option at the time of the Corporate Transaction, or (iii) the acceleration of such option is subject to other applicable limitations imposed by the Plan Administrator at the time of grant. The determination of comparability under clause (i) or (ii) above shall be made by the Plan Administrator and its determination shall be final, binding and conclusive.

     B. Upon the consummation of the Corporate Transaction, all outstanding options under the Plan shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be outstanding.

     C. The grant of options under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

VIII.  CANCELLATION AND REGRANT OF OPTIONS

       The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different: numbers of shares of Common Stock but having an option price per share not less than eighty-five percent (85%) of fair market value (one hundred percent (100%) of fair


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market value in the case of an Incentive Option or, in the case of a 10%
Shareholder, not less than one hundred and ten percent (110%) of fair market value) on the new grant date.

IX.    SURRENDER OF OPTIONS FOR CASH OR STOCK

       A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this
Section IX, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under the Plan in exchange for a distribution from the Company equal in amount to the excess of (i) the fair market value (at date of surrender) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

       B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this
Section IX may be made in shares of Common Stock valued at fair market value at date of surrender, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

       C. If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the date of surrender and may exercise such rights at any time prior to the LATER of
(i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised at any time after ten (10) years (or five (5) years in the case of a 10% Shareholder) after the date of the option grant.

       D. Notwithstanding the foregoing provisions of this Section IX, should twenty-five percent (25%) or more of the Company's outstanding voting stock be acquired, at a time when one or more classes of the Company's equity securities are registered under Section 12(g) of the Securities Exchange Act of 1934 (as amended), pursuant to a tender or exchange offer (I) which is made by a person or group of related persons other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with the Company and (II) which the Board does not recommend the company's shareholders to accept, then each officer or director who is at the time subject to the short-swing profit restrictions of the Federal securities laws shall have the right (exercisable for a period not to exceed thirty (30) days) to surrender any or all options held by such individual under this Plan, to the extent such options are at the time exercisable for vested shares, and receive in exchange therefor an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value (on the date of surrender) of the number of shares in which the optionee is at the time vested under the surrendered option or portion thereof over (ii) the aggregate option price payable for such vested shares. The approval of the Plan Administrator shall not be required for such surrender, and the distribution to which such individual shall become entitled upon such surrender shall be made entirely in cash.

       E. For purposes of subparagraph D. above, the fair market value per share of the vested Common Stock subject to the surrendered option shall be deemed to be equal to the GREATER of (a) the value per share on the date of surrender, as determined in accordance with the valuation provisions of
Section V.l.D. or (b) the highest reported price per share paid in effecting the tender or exchange offer. However, if the surrendered option is an Incentive Option, then the fair market value of the vested shares subject to the surrendered option shall not exceed the value per share determined under clause (a) above.

X.     LOANS OR GUARANTEE OF LOANS

       The Plan Administrator may assist any optionee including any officer or director) in the exercise of one or more options under the Plan by (a) authorizing the extension of a loan to such optionee from the Company,
(b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years or (c) authorizing a guarantee by the Company of a third-party loan to the optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) shall be established by the Plan Administrator in its sole discretion. Loans, installment payments and guarantees may be granted without security or collateral (other than to optionees who are consultants or independent contractors, in which event the loan must be adequately secured by collateral other than the purchased shares), but the maximum credit available to the optionee shall not exceed the SUM of (i) the aggregate option price payable for the purchased shares plus (ii) any Federal and State income and employment tax liability incurred by the optionee in connection with the exercise of the option.

XI.    EXTENSION OF EXERCISE PERIOD

       The Plan Administrator shall have full power and authority to extend the period of time for which the option is to remain exercisable following the optionee's termination of Service Provider status from the thirty-six (36) month or shorter period set forth in the option agreement to such greater period of time as the Plan Administrator shall deem appropriate; PROVIDED, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

XII.   AMENDMENT OF THE PLAN

       The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; PROVIDED, however, that no such amendment or modification shall, without the consent of the holders, adversely affect the rights and obligations with respect to options at the time outstanding under the Plan; and PROVIDED, further that the

Board shall not, without the approval of the Company's shareholders,
(i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section IV, or (ii) materially modify the eligibility requirements for the grant of options under the Plan.

XIII.  EFFECTIVE DATE AND TERM OF PLAN

       A. The Plan shall become effective when adopted by the Board, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate and no further options shall be granted. Subject to such limitation, the Plan Administrator may grant options under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan.

       B. Unless sooner terminated in accordance with Section VII, the Plan shall terminate upon the EARLIER of (i) the expiration of the ten (10) year period measured from the date of the Board's adoption of the Plan or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or surrender of options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

       C. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, PROVIDED, (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and within one year thereafter such amendment is approved by the Company's shareholders and (ii) each option granted is not to become exercisable; in whole or in part, at any time prior to the obtaining of such shareholder approval.

XIV.   USE OF PROCEEDS

       Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

XV.    REGULATORY APPROVALS

       The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT


                                   WITNESSETH:

RECITALS

     A. The Board of Directors of the Company has adopted the Company's 1990 Stock Option Plan (the "Plan") for the purpose of attracting and retaining the services of selected key employees (including officers and directors), non-employee members of the Board of Directors and consultants and other independent contractors who contribute to the financial success of the Company or its parent or subsidiary corporations.

     B. Optionee is an individual who is to render valuable services to the Company or its parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of a stock option to Optionee.

     NOW, THEREFORE, it is hereby agreed as follows:

     1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of the Company's Common Stock (the "Optioned Shares") as is specified in the Grant Notice. The Optioned Shares shall be purchasable from time to time during the option term at the option price per share (the "Option Price") specified in the Grant Notice.

     2. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5, 6 or 19.

     3. OPTION NONTRANSFERABLE; EXCEPTION. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution and may be exercised, during Optionee's lifetime, only by Optionee.

     4. DATES OF EXERCISE. This option may not be exercised in whole or in part at any time prior to the time the Plan is approved by the Company's shareholders in accordance with Paragraph 19. Provided such shareholder approval is obtained, this option shall thereupon become exercisable for the Optioned Shares in one or more installments as is specified in the Grant Notice. As the option becomes exercisable in one or more installments, the installments shall accumulate and the option shall remain exercisable for such installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or Paragraph 6 of this Agreement.

     5. ACCELERATED TERMINATION OF OPTION TERM. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date should one of the following provisions become applicable:

          (i)    Except as otherwise provided in subparagraph (ii), (iii) or
(iv) below, should Optionee cease to be a Service Provider to the Company, then the period for exercising this option shall be reduced to a three (3)-month period commencing with the date of such cessation of Service Provider status, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such three (3)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

          (ii) Should Optionee die while this option is outstanding, then the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the law of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be exercisable upon the EARLIER of (A) the expiration of the thirty-six
     (36) month period measured from the date of Optionee's cessation of Service Provider status or (B) the Expiration Date. Upon the expiration of such thirty-six (36) month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

          (iii) Should Optionee become permanently disabled and cease by reason thereof to be a Service Provider, then the Optionee shall have a period of thirty-six (36) months (commencing with the date of such cessation of Service Provider status) during which to exercise this option; PROVIDED, however, that in no event shall this option be exercisable at any time after the Expiration Date. * Optionee shall be deemed to be permanently disabled if Optionee is, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of not less than twelve (12) consecutive months or more, unable to perform his/her usual duties for the Company or parent or subsidiary corporation retaining his/her services. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

- --------------------
* In the event this option is an incentive stock option as specified in the Grant Notice, the exercise of this option after a twelve month period (commencing with the date of such cessation of Service Provider status due to permanent disability) will disqualify this option for favorable tax treatment as further specified in Paragraph 20.A.

          (iv) Should the Optionee's status as a Service Provider be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or should the Optionee make or attempt to make any unauthorized use or disclosure of the confidential information or trade secrets of the Company or any parent or subsidiary corporations, then in any such event this option shall terminate and cease to be exercisable immediately upon such termination of Service Provider status or such unauthorized disclosure or use of confidential or secret information or attempt thereat.

           (v) During such limited period of exercisability provided in subparagraphs (i), (ii) and (iii) above, this option may be exercised for any or all of the Optioned Shares for which this option is at the time of the Optionee's cessation of Service Provider status, exercisable in accordance with the exercise schedule specified in the Grant Notice.

          (vi) For purposes of this Paragraph 5 and for all other purposes under this Agreement, the Optionee shall be deemed to be a Service Provider so long as the Optionee continues to render periodic services to the Company or any parent or subsidiary corporation, whether as an Employee, a non-employee member of the board of directors, or an independent contractor or consultant. In applying the Provisions of this Agreement, the Optionee shall be deemed to be an Employee of the Company and to continue in the Company's employ for so long as the Optionee remains in the employ of the Company or one or more of its parent or subsidiary corporations.

          (vii) In applying the provisions of this Agreement, a corporation shall be considered to be a subsidiary corporation of the Company if it is a member of an unbroken chain of corporations beginning with the Company, provided each such corporation in the chain (other than the last corporation) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation shall be considered to be a parent corporation of the Company if it is a member of an unbroken chain ending with the Company, provided each such corporation in the chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

6.   SPECIAL TERMINATION OF OPTION.

          A. In the event of one or more of the following transactions (a "Corporate Transaction':):

               (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or

               (iii) any reverse merger in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, then the exercisability of this option shall, to the extent it is not otherwise at the time fully exercisable, be automatically accelerated so that such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the Optioned Shares and may be exercised for all or any portion of such shares. No such acceleration of this option, however, shall occur if and to the extent: (i) the option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or (ii) the option is to be replaced by a comparable cash incentive program of the successor corporation based on the value of the option at the time of the Corporate Transaction. The determination of comparability under clause (i) or (ii) shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

          B. The exercisability of this option as an incentive stock option under the Federal tax laws (if designated as such in the Grant Notice) shall, in connection with any such Corporate Transaction, be subject to the applicable dollar limitation of Paragraph 20.

          C. This option, to the extent not previously exercised, shall terminate upon the consummation of the Corporate Transaction and cease to be exercisable, unless it is expressly assumed by the successor corporation or parent thereof.

          D. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     7. ADJUSTMENT IN OPTIONED SHARES. In the event any change is made to the Common Stock issuable under the Plan by reason of any (i) Corporate Transaction or (ii) stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding

Common Stock as a class without receipt of consideration, then unless such change results in the termination of the option as a result of a Corporate Transaction, appropriate adjustments shall be made to (I) the class and/or number of Optioned Shares subject to this option and (II) the Option Price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

     8. PRIVILEGE OF STOCK OWNERSHIP. The holder of this option shall not have any of the rights of a shareholder with respect to the Optioned Shares until such individual shall have exercised the option and paid the Option Price.

     9.   MANNER OF EXERCISING OPTION.

          A. In order to exercise this option with respect to all or any part of the Optioned Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                 (i) Execute and deliver to the Secretary of Company a stock purchase agreement (the "Purchase Agreement") in substantially the form of Exhibit B to the Grant Notice.

                 (ii) Pay the aggregate Option Price for the purchased shares in one or more of the following alternative forms:

                    1.   full payment in cash or check; or

                    2. full payment in shares of Common Stock of the Company held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such terms are defined below); or

                    3. full payment in a combination of shares of Common Stock of the Company held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check; or

                    4. delivery of a properly executed exercise notice together with such other documentation as the Plan Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

                    5. any other form which the Plan Administrator may, in its discretion, approve at the time of exercise in accordance with the provisions of paragraph 16 of this Agreement.**

               (iii) Furnish to the Company appropriate documentation that the person or persons exercising the option, if other than Optionee, have the right to exercise this option.

          B. For purposes of this Agreement, the Fair Market Value of a share of Common Stock on any relevant date shall be determined in accordance with subparagraphs (i) through (iii) below, and the Exercise Date shall be the first date on which there shall have been delivered to the Company both (I) the executed Purchase Agreement and (II) the payment of the Option Price for the purchased shares.

               (i) If the Common Stock is not on the date in question listed or admitted to trading on any stock exchange, but is traded in the over-the-counter market, the Fair Market Value shall be the mean between the highest bid and lowest asked prices (or if such information is available, the closing selling price) per share of Common Stock on such date in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid and lowest asked prices (or closing selling price) on the last preceding date for which such quotations exist shall be determinative of Fair Market Value.

               (ii) If the Common Stock is on the date in-question listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on such date on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

             (iii) If the Common Stock is on the date in question neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the Fair Market Value shall be determined by the Plan Administrator

- --------------------
** Authorization of a loan under such provisions may, under currently proposed Treasury Regulations, result in the loss of incentive stock option treatment under the Federal tax laws.

     after taking into account such factors as the Plan Administrator shall deem appropriate, including one or more independent professional appraisals.

          C. As soon after the Exercise Date as practical, the Company shall mail or deliver to Optionee or to the other person or persons exercising this option a certificate or certificates representing the shares so purchased and paid for, with the appropriate legends affixed thereto.

          D. In no event may this option be exercised for any fractional shares.

     10. REPURCHASE RIGHTS. THE OPTIONEE HEREBY AGREES THAT ALL OPTIONED SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE COMPANY AND ITS ASSIGNS TO REPURCHASE STOCK SHARES IN ACCORDANCE WITH THE TERMS AND CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT.

     11.  COMPLIANCE WITH LAWS AND REGULATIONS.

          A. The exercise of this option and the issuance of Optioned Shares upon such exercise shall be subject to compliance by the Company and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company's Common Stock may be listed at the time of such exercise and issuance.

          B. In connection with the exercise of this option, Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of Federal and State securities laws.

     12. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.

     13.  LIABILITY OF COMPANY.

          A. If the Optioned Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of Section XII of the Plan.

          B. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

     14. NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the service of the Company (or any parent or subsidiary corporation of the Company employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary corporation of the Company employing or retaining Optionee) or the Optionee, which rights are hereby expressly reserved by each, to terminate the Service Provider status of Optionee at any time for any reason whatsoever, with or without cause.

     15. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of the Corporate Secretary at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

     16. LOANS OR GUARANTEES. The Plan Administrator may, in its absolute discretion and without any obligation to do so assist the Optionee in the exercise of this option by (i) authorizing the extension of a loan to the Optionee from the Company, (ii) permitting the Optionee to pay the option price for the purchased Common Stock in installments over a period of years, or
(iii) authorizing a guarantee by the Company of a third-party loan to the Optionee. The terms of any loan installment method of payment or guarantee (including the interest rate, the collateral requirements and terms of repayment) shall be established by the Plan Administrator in its sole discretion.

     17. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

     18. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict of laws rules.

     19. ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE STOCK OPTION. In the event this option is an incentive stock option as specified in the Grant Notice, the following terms and conditions shall also apply to the grant:

          A. This option shall cease to qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) this option is exercised for one or more Optioned Shares: (i) more than three
(3) months after the date the Optionee ceases to be an Employee for any reason other than death or permanent disability (as defined in Paragraph 5) or
(ii) more than one (1) year after the date the Optionee ceases to be an Employee by reason of permanent disability.

          B. In the event this option is immediately exercisable as specified in the Grant Notice, then except in the event of a Corporate Transaction under Paragraph 6, this option shall not become exercisable in any calendar year to the extent that the aggregate fair market value (determined at the Grant Date) of the Company's Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Company's Common Stock for which one or more other post-1986 incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or its parent or subsidiary corporations) first become exercisable during the same calendar year, exceeds One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion will first become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Paragraph 2O.B would not be contravened.

          C. In the event this option is exercisable in installments as specified in the Grant Notice, no installment under this option (whether annual or monthly) shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) the aggregate fair market value (determined at the Grant Date) of the Company's Common Stock for which such installment first becomes exercisable hereunder will, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Company's Common Stock for which one or more other post-1986 incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any parent or subsidiary corporation) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

          D. Should the exercisability of this option be accelerated upon a Corporate Transaction in accordance with Paragraph 6, then this option shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws only to the extent the aggregate fair market value (determined at the Grant Date) of the Company's Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction occurs does not, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Company's Common Stock for which this option or one or more other post-1986 incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any parent or subsidiary corporations) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

          E. To the extent this option should fail to qualify as an incentive stock option under the Federal tax laws, the Optionee will recognize compensation income in connection with the acquisition of one or more Optioned Shares hereunder, and the Optionee must make appropriate arrangements for the satisfaction of all Federal, State or local income or other tax withholding requirements and Federal social security employee tax requirements applicable to such compensation income.

     20. ADDITIONAL TERMS APPLICABLE TO A NON-QUALIFIED STOCK OPTION. In the event this option is a non-qualified stock option as specified in the Grant Notice, or to the extent the $100,000 incentive stock option limitation of Code
Section 422(c) is exceeded, Optionee hereby agrees to make appropriate arrangements with the Company or parent or subsidiary corporation employing Optionee for the satisfaction of all Federal, State or local income or other tax withholding requirements and Federal social security employee tax requirements applicable to the exercise of this option.

     21. LIMITED STOCK APPRECIATION RIGHT. Optionee is hereby granted a limited stock appreciation right, exercisable upon the terms and conditions set forth below:

          A. The stock appreciation right shall under no circumstances become exercisable until it has been outstanding for a period of at least six months measured from the Grant Date of this option.

          B. Provided (i) the Optionee is at the time an officer or director of the Company subject to the short-swing profit restrictions of the Federal securities laws and (ii) one or more classes of the Company's equity securities are at such time registered under Section 12(g) of the Securities Exchange Act of 1934 (as amended), should twenty-five percent (25%) or more of the Company's outstanding voting stock be acquired pursuant to a tender or exchange offer (i) which is made by a person or group of related persons other than the Company, or a person that directly or indirectly controls, is controlled by or is under common control with the Company and (ii) which the Board does not recommend the Company's shareholders accept, then Optionee shall have the right (exercisable for a period of thirty (30) days following such acquisition) to surrender this option (or any portion thereof), to the extent such surrendered option (or portion thereof) is at the time exercisable for vested shares, for a cash distribution from the Company equal in amount to the excess of (i) the fair market value (at date of surrender) of the number of shares in which Optionee is at the time vested under the surrendered option or portion thereof over (ii) the aggregate option price payable for such vested shares.

          C. For purposes of subparagraph B. above, the fair market value per share of the vested Common Stock subject to the surrendered option shall be deemed to be equal to the GREATER of (I) the value per share on the date of surrender, as determined in accordance with the valuation provisions of Paragraph 9.B. or (II) the highest reported price per share paid in effecting the tender or exchange offer. However, if the surrendered option is an incentive stock option as specified in the Grant Notice, then the fair market value of the vested shares subject to the surrendered option shall not exceed the value per share determined under clause (I) above.

          D. The limited stock appreciation right may be exercised by the Optionee upon written notice to the Company, accompanied by the return of this Agreement and all other instruments evidencing the surrendered option (or portion thereof), prior to the expiration of the applicable thirty (30) day period.

          E. In no event may this limited stock appreciation right be exercised when there is not a positive spread between the fair market value of the Optioned Shares and the aggregate option price payable for such shares. This limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by the Optionee.

                                    EXHIBIT B

                                REPURCHASE RIGHT
                             RIGHT OF FIRST REFUSAL

                            STOCK PURCHASE AGREEMENT

     This Agreement is made as of this ___ day of ________ 19__, by and among Wave Front Technologies Inc., a California corporation ("Company"), _____________________, the holder of a stock option ("Optionee") under the Company's 1990 Stock Option Plan and _____________________, the Optionee's spouse.

I.   EXERCISE OF OPTION.

     1.1 EXERCISE. Optionee hereby purchases ________ shares of the Company's Common Stock ("Purchased Shares") pursuant to that certain option ("Option") granted Optionee on ___________, 19__ ("Grant Date"), to purchase up to __________ shares of the Company's Common Stock ("Total Purchasable Shares") under the Company's 1990 Stock Option Plan ("Plan") at an option price of $________ per share ("Option Price").

     1.2 PAYMENT. Concurrently with the delivery of this Agreement to the Secretary of the Company, Optionee shall pay the Option Price for the Purchased Shares in accordance with the provisions of the agreement between the Company and Optionee evidencing the Option ("Option Agreement") and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise, together with a duly executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Purchased Shares.

     1.3 DELIVERY OF CERTIFICATES. The certificates representing the Purchased Shares hereunder shall be held in escrow by the Secretary of the Company as provided in Article V hereof.

     1.4 SHAREHOLDER RIGHTS. Until such time as the Company actually exercises its repurchase right, Optionee (or any successor in interest) shall have all the rights of a shareholder (including voting and dividend rights) with respect to the Purchased Shares, including the Purchased Shares held in escrow under Article V, subject, however, to the transfer restrictions of Article III.

II.  SPECIAL TAX ELECTION

     2.1 SECTION 83(b) ELECTION APPLICABLE TO THE EXERCISE OF A NON-QUALIFIED STOCK OPTION. If the Purchased Shares are acquired hereunder pursuant to the exercise of a NON-QUALIFIED STOCK OPTION, as specified in the Grant Notice, or to the extent the $100,000 incentive stock option limitation of Code
Section 422(c) is exceeded,  then the Optionee understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the excess of the fair market value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Option Price paid for such shares will be reportable as ordinary income at that time. For this purpose, the term "forfeiture restrictions" includes the right of the Company to repurchase the Purchased Shares pursuant to the Repurchase Right provided under Article IV of this Agreement. Optionee understands that he/she may elect to be taxed at the time the Purchased Shares are acquired hereunder, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the fair market value of the Purchased Shares at the date of this Agreement equals the Option Price paid (and thus no tax is payable), the
election must be made to avoid adverse tax consequences in the future.   The
form for making this election is attached as Exhibit II(a) hereto. Optionee understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by the Optionee as the forfeiture restrictions lapse.

     2.2 CONDITIONAL SECTION 83(b) ELECTION APPLICABLE TO THE EXERCISE OF AN INCENTIVE STOCK OPTION. If the Purchased Shares are acquired hereunder pursuant to the exercise of an INCENTIVE STOCK OPTION under the Federal tax laws, as specified in the Grant Notice, then the following tax principles shall be applicable to the Purchased Shares:

          A. For regular tax purposes, no taxable income will be recognized at the time the Option is exercised.

          B. The excess of (i) the fair market value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (ii) the Option Price paid for the Purchased Shares will be includable in the Optionee's taxable income for alternative minimum tax purposes.

          C. If the Optionee makes a disqualifying disposition of the Purchased Shares, then the Optionee will recognize ordinary income in the year of such disposition equal in amount to the lesser of (i) the fair market value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over, or (ii) the sale price, minus the Option Price paid for the Purchased Shares. Any additional gain recognized upon the disqualifying disposition will be either short-term or long-term capital gain depending upon the period for which the Purchased Shares are held prior to the disposition.

          D. For purposes of the foregoing, the term "forfeiture restrictions" will include the right of the Company to repurchase the Purchased Shares pursuant to the Repurchase Right provided under Article IV of this Agreement. The term "disqualifying disposition" means any sale or other disposition*** of the Purchased Shares within two (2) years after the Grant Date or within one (1) year after the execution date of this Agreement.

          E. If the Purchased Shares are acquired hereunder pursuant to the exercise of an incentive stock option, as specified in the Grant Notice, or to the extent the $100,000 incentive stock option limitation of Code Section 422(c) is exceeded, then the Optionee understands that the excess of the fair market value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Option Price paid for such shares will be reportable as income for alternative minimum tax purposes at that time. For this purpose, the term "forfeiture restrictions" includes the right of the Company to repurchase the Purchased Shares pursuant to the Repurchase Right provided under Article IV of this Agreement. Optionee understands that he/she may elect to be taxed for alternative minimum tax purposes at the time the Purchased Shares are acquired hereunder, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the fair market value of the Purchased Shares at the date of this Agreement equals the Option Price paid (and thus no tax is payable), the election must be made to
avoid adverse tax consequences in the future.   The form for making this
election is attached as Exhibit III(b) hereto. Optionee understands that failure to make this filing within the thirty (30) day period will result in the recognition of income for alternative minimum tax purposes by the Optionee as the forfeiture restrictions lapse.

     2.3 OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER Section 83(b), EVEN IF OPTIONEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS/HER BEHALF.

III. TRANSFER RESTRICTIONS

     3.1 RESTRICTION ON TRANSFER. Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Company's Repurchase Right under Article IV. Such restriction on transfer, however, shall NOT be applicable to (i) a gratuitous transfer of the Purchased Shares made to the Optionee's spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Optionee or the Optionee's spouse or issue, PROVIDED AND ONLY IF the Optionee obtains the Company's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant

- --------------------
*** Generally, a disposition of shares purchased under an incentive stock option includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer to the Optionee's spouse, a transfer into joint ownership with right of survivorship if Optionee remains one of the joint owners, a pledge, a transfer by bequest or inheritance or certain tax free exchanges permitted under the Code.

to the Optionee's will or the laws of intestate succession or (iii) a transfer to the Company in pledge as security for any purchase money indebtedness incurred by the Optionee in connection with the acquisition of the Purchased Shares.

     3.2 TRANSFEREE OBLIGATIONS. Each person (other than the Company) to whom the Purchased Shares are transferred by means of one of the permitted transfers specified in paragraph 3.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the Company's Repurchase Right to the same extent such shares would be so subject if retained by the Optionee.

     3.3 DEFINITION OF OWNER. For purposes of Articles III, IV and V of this Agreement, the term "Owner" shall include the Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a permitted transfer from the Optionee in accordance with paragraph 3.1.

IV.       REPURCHASE RIGHT

     4.1 GRANT. The Company is hereby granted the right (the "Repurchase Right"), exercisable at any time during the sixty (60)-day period following the date the Optionee ceases for any reason to be a Service Provider to the Company or (if later) during the sixty (60)-day period following the execution date of this Agreement, to repurchase at the Option Price all or (at the discretion of the Company and with the consent of the Optionee) any portion of the Purchased Shares in which the Optionee has not acquired a vested interest in accordance with the vesting provisions of paragraph 4.3 (such shares to be hereinafter called the "Unvested Shares"). For purposes of this Agreement, the Optionee shall be deemed to be a Service Provider to the Company for so long as the Optionee renders periodic services to the Company or one or more of its parent or subsidiary corporations, whether as an employee, non-employee member of the board of directors, or an independent consultant.

     4.2 EXERCISE OF THE REPURCHASE RIGHT. The Repurchase Right shall be exercisable by written notice delivered to the Owner of the Unvested Shares prior to the expiration of the applicable sixty (60)-day period specified in paragraph 4.1. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. To the extent one or more certificates representing Unvested Shares may have been previously delivered out of escrow to the Owner, then Owner shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Company the certificates representing the Unvested Shares to be repurchased, each certificate to be properly endorsed for transfer. The Company shall, concurrently with the receipt of such stock certificates (either from escrow in accordance with paragraph 5.3 or from Owner as herein provided), pay to Owner in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Option Price previously paid for the Unvested Shares which repurchased:

     4.3 TERMINATION OF THE REPURCHASE RIGHT. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under paragraph 4.2. In addition, the Repurchase Right shall terminate, and cease to be exercisable, with respect to any and all Purchased Shares in which the Optionee vests in accordance with the schedule below. Accordingly, provided the Optionee continues to be a Service Provider to the Company, the Optionee shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the Purchased Shares in accordance with the following provisions:

               (i) The Optionee shall not acquire any vested interest in, nor shall the Repurchase Right lapse with respect to, any Purchased Shares during the initial twelve (12) month period measured from the Grant Date of the Option.

               (ii) Upon the expiration of the twelve (12) month waiting-period specified in subparagraph (i) above, the Optionee shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, that number of Purchased Shares equal to twenty-five percent (25%) of the Total Purchasable Shares under the Option (without adjustment for shares already purchased pursuant to such Option).

               (iii) From and after the initial vesting date under subparagraph (ii) above, the Optionee shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, that number of Purchased Shares equal to the remaining seventy-five percent (75%) of the Total Purchasable Shares under the Option (without adjustment for shares already purchased pursuant to such Option) in a series of thirty-six (36) successive equal monthly installments.

     All Purchased Shares as to which the Repurchase Right lapses shall, however, continue to be subject to the market stand-off provisions of paragraph 3.4.

          4.4 AGGREGATE VESTING LIMITATION. If the Option is exercised in more than one increment so that the Optionee is a party to one or more other Stock Purchase Agreements ("Prior Purchase Agreements") which are executed prior to the date of this Agreement, then the total number of Purchased Shares as to which the Optionee shall as of any determination date be deemed to have a fully vested interest under this Agreement and all Prior Purchase Agreements shall not exceed in the aggregate the number of Purchased Shares in which the Optionee would otherwise at the time be vested, in accordance with the installment provisions of paragraph 4.3, had all the Purchased Shares been acquired exclusively under this Agreement.

          4.5 FRACTIONAL SHARES. No fractional shares shall be repurchased by the Company. Accordingly, should the Repurchase Right extend to a fractional share (in accordance with the vesting computation provisions of paragraph 4.3) at the time the Optionee ceases to be a Service Provider, then such fractional share shall be added to any fractional share in which the Optionee is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.

     4.6 ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. In the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Purchased Shares and Total Purchasable Shares hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Company's capital structure; PROVIDED, however, that the aggregate purchase price shall remain the same.

          4.7       CORPORATE TRANSACTION.

          (a) In the event of any of the following transactions (a "Corporate Transaction"):

                (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated,

                (ii) the sale, transfer or other disposition of all substantially all of the assets of the Company, or

               (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company' s outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, then the Repurchase Right shall automatically lapse in its entirety, and the Optionee shall acquire a vested interest in all the Purchased Shares, upon the consummation of such Corporate transaction. However, no such lapse of the Repurchase Right shall occur if and to the extent the Repurchase Right is to be assigned to the successor corporation (or its parent company) in connection with such Corporate Transaction.

          (b) To the extent the Repurchase Right remains in effect following such Corporate Transaction in accordance with sub-paragraph (a) above, it shall apply to the new capital stock or other property (including cash) received in exchange for the Purchased Shares in consummation of the Corporate Transaction, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction upon the Company's capital structure; PROVIDED, however, that the aggregate purchase price shall remain the same.

V.   ESCROW

     5.1 DEPOSIT. Upon issuance, the certificates for the Purchased Shares shall be deposited in escrow with the Company to be held in accordance with the provisions of this Article V. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form of Exhibit I. The deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with paragraph 5.3. Upon delivery of the certificates (or other assets and securities) to the Company, the Owner shall be issued an instrument of deposit acknowledging the number of Purchased Shares (or other assets and securities) delivered in escrow to the Company.

     5.2 RECAPITALIZATION. All regular cash dividends on the Purchased Shares (or other securities at the time held in escrow) shall be paid directly to the Owner and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration or in the event of a Corporate Transaction, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately delivered to the Company to be held in escrow under this Article V, but only to the extent the Purchased Shares are at the time subject to the escrow requirements of paragraph 5.1.

     5.3 RELEASE/SURRENDER. The Purchased Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

           (i) Should the Company (or its assignees) elect to exercise the Repurchase Right under Article IV with respect to any Unvested Shares, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Company for cancellation, concurrently with the payment to the Owner, in cash or cash equivalent (including the cancellation of any purchase money indebtedness), of an amount equal to the aggregate Option Price for such Unvested Shares, and the Owner shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities).

          (ii) As the interest of the Optionee in the Purchased Shares (or any other assets or securities issued with respect thereto) vests in accordance with the provisions of Article IV, the certificates for such vested shares (as well as all other vested assets and securities) shall be released from escrow and delivered to the Owner in accordance with the following schedule:

                    a. The initial release of vested shares (or other vested assets and securities) from escrow shall be effected within thirty (30) days following the expiration of the initial twelve (12) month period measured from the Grant Date.

                    b. Subsequent releases of vested shares (or other vested assets and securities from escrow shall be effected at semi-annual intervals thereafter, with the first such semi-annual release to occur eighteen (18) months after the Grant Date.

                    c. Upon the Optionee's cessation of Service Provider status, any escrowed Purchased Shares (or other assets or securities) in which the Optionee is at the time vested shall be promptly released from escrow.

                    d. Upon any earlier termination of the Company's Repurchase Right in accordance with the applicable provisions of Article IV, the Purchased Shares (or other assets or securities) at the time held in escrow hereunder shall promptly be released to the Owner as fully-vested shares or other property.

VI.  GENERAL PROVISIONS

     6.1  ASSIGNMENT.  The Company may assign its Repurchase Right under
Article IV to any person or entity selected by the Company's Board of Directors, including (without limitation) one or more shareholders of the Company.

     If the assignee of the Repurchase Right is other than a parent or subsidiary corporation of the Company, then such assignee must make a cash payment to the Company, upon the assignment of the Repurchase Right, in an amount equal to the excess (if any) of the fair market value of the Unvested Shares at the time subject to the assigned Repurchase Right and the aggregate repurchase price payable for the Unvested Shares thereunder.

     6.2 DEFINITIONS. For purposes of this Agreement, the following provisions shall be applicable in determining the parent and subsidiary corporations of the
Company:

          (i) Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (ii) Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     6.3 NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the service of the Company (or any parent or subsidiary corporation of the Company employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary corporation of the Company employing or retaining Optionee) or the Optionee, which rights are hereby expressly reserved by each, to terminate the Service Provider status of Optionee at any time for any reason whatsoever, with or without cause.

     6.4 NOTICES. Any notice required in connection with (i) the Repurchase Right (ii) the disposition of any Purchased Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph 7.4 to all other parties to this Agreement.

     9.6 CANCELLATION OF SHARES. If the Company (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement, and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

     VII. MISCELLANEOUS PROVISIONS

     7.1 OPTIONEE UNDERTAKING. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Optionee or the Purchased Shares pursuant to the express provisions of this Agreement.

     7.2 AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the express terms and provisions of the Plan.

     7.3 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State without resort to that State's conflict-of-laws rules.

     7.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     7.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Optionee and the Optionee's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

     7.6 POWER OF ATTORNEY. Optionee's spouse hereby appoints Optionee his or her true and lawful attorney in fact, for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Optionee's spouse further gives and grants unto Optionee as his or her attorney in fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that Optionee shall lawfully do and cause to be done by virtue of this power of attorney.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                              WAVEFRONT TECHNOLOGIES, INC.


                              By: _____________________________

                              Title: __________________________

                              Address: ________________________
                                       ________________________

                              _________________________________

                                        Optionee****

                              Address:_______________________
                                   _______________________

     The undersigned spouse of Optionee has read and hereby approves the foregoing Stock Purchase Agreement. In consideration of the Company's granting the Optionee the right to acquire the Purchase Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms and provisions of such Agreement, including (specifically) the right of the Company (or its assignees) to purchase any and all interest or right the undersigned may otherwise have in such shares pursuant to community property laws or other material property rights.

                              ___________________________
                              Optionee's Spouse

                              Address: _______________________
                                       _______________________


- --------------------
**** I have received, completed, executed and retained I.R.C. Section 83(b) election that was attached hereto as Exhibit III. As set forth in Article III, I understand that I, and NOT the Corporation, will be responsible for completing the form and filing the election with the appropriate office of the federal and state tax authorities and that if such filing is not completed within thirty (30) days after the date of this Agreement, I will not be entitled to the tax benefits provided by Section 83(b). I understand further that such filing should be made by registered or certified mail, return receipt requested, and that I must retain two (2) copies of the completed form for filing with my state and federal tax returns for the current tax year and an additional copy for my records.